Exhibit 32.1

In connection with the Quarterly Report of General Cannabis Corporation (the "Company") on Form 10-Q for the period ended March 31, 2020, as filed with the Securities and Exchange Commission (the "Report"), Steve Gutterman, the Company’s Principal Executive, and Jessica Bast, the Company’s Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

July 6, 2020	/s/ Steve Gutterman
Steve Gutterman, Chief Executive Officer, Principal Executive Officer

July 6, 2020	/s/ Jessica Bast
Jessica Bast, Principal Financial and Accounting Officer